UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2004

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50285	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On May 6, 2004, First Advantage Corporation (the “Company”) filed a Current Report on Form 8-K reporting a newly created subsidiary of the Company, CIC Enterprises, LLC and the acquisition of substantially all of the assets of CIC Enterprises, Inc., STEPS, Inc., SFC, Inc., and Horton, Inc. This amendment number 1 amends Item 7 of the subject Current Report on Form 8-K to provide the financial statements and pro forma financial information as set forth in Item 7.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits.

(a)	Financial statements of business acquired.

Audited combined balance sheets of CIC Enterprises, Inc. and Affiliated Companies as of December 31, 2003 and 2002 and the related combined statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2003 and 2002.

Unaudited combined balance sheets of CIC Enterprises, Inc. and Affiliated Companies as of March 31, 2004 and the related unaudited combined statements of operations, changes in shareholders’ equity and cash flows for the three months ended March 31, 2004 and 2003.

Financial statements of other businesses acquired.

Audited consolidated balance sheets of CoreFacts, LLC as of December 31, 2003 and 2002 and the related consolidated statements of income and members’ equity and cash flows for the years ended December 31, 2003 and 2002.1

Unaudited consolidated balance sheets of CoreFacts, LLC as of March 31, 2004 and the related unaudited consolidated statements of income and members’ equity and cash flows for the three months ended March 31, 2004 and 2003.1

Audited consolidated balance sheets of Realeum, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2003 and 2002.1

Unaudited consolidated balance sheets of Realeum, Inc. as of March 31, 2004 and the related unaudited consolidated statements of operations, stockholders’ deficit and cash flows for the three months ended March 31, 2004 and 2003.1

[1]	This includes the audited and unaudited financial statements for two other acquisitions completed by the Company that are subject to another Form 8-K/A to be filed by the Company.

(b)	Pro forma financial information.

Unaudited pro forma combined balance sheet of First Advantage Corporation and Subsidiaries as of March 31, 2004 and the unaudited pro forma combined statement of income (loss) for the year ended December 31, 2003 and for the three months ended March 31, 2004.2

(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement Among First Advantage Corporation, CIC Enterprises, LLC, CIC Enterprises, Inc., STEPS, Inc., SFC, Inc. and Horton, Inc. (incorporated by reference to Current Report on Form 8-K filed by the Company on May 6, 2004)
99.1	Press Release dated May 5, 2004 (incorporated by reference to Current Report on Form 8-K filed by the Company on May 6, 2004)

[2]	This includes the unaudited pro forma financial information for two other acquisitions completed by the Company that are subject to another Form 8-K/A to be filed by the Company.

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders

of CIC Enterprises, Inc. and Affiliated Companies

In our opinion, the accompanying combined balance sheets as of December 31, 2003 and 2002 and the related combined statements of operations, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of CIC Enterprises, Inc. and Affiliated Companies (the “Company”) at December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pricewaterhouse Coopers LLP

Tampa, Florida

June 16, 2004

CIC Enterprises, Inc. and Affiliated Companies

Combined Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$5,584,354	$6,756,012
Restricted cash and reimbursements receivable	1,200,000	1,200,000
Investments	122,900	100
Accounts receivable (less allowance for doubtful accounts of $107,387 and $46,678 in 2003 and 2002, respectively)	3,552,585	1,951,153
Prepaid expenses and other current assets	22,571	101

Total current assets	10,482,410	9,907,366
Property and equipment, net	903,156	757,526
Other assets	120,475	108,794

Total assets	$11,506,041	$10,773,686

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	531,535	578,060
Accrued compensation	4,659,035	5,286,718
Client deposit	1,200,000	1,200,000
Other accrued liabilities	364,594	384,790

Total current liabilities	6,755,164	7,449,568

Commitments and contingencies
Shareholders’ equity
Common stock	4,000	4,000
Additional paid-in capital	12,010,393	12,010,393
Accumulated other comprehensive income	20,075	—
Accumulated deficit	(7,283,591)	(8,690,275)

Total shareholders’ equity	4,750,877	3,324,118

Total liabilities and shareholders’ equity	$11,506,041	$10,773,686

The accompanying notes are an integral part of these combined financial statements.

2

CIC Enterprises, Inc. and Affiliated Companies

Combined Statements of Operations

For the Years Ended December 31, 2003 and 2002

	2003	2002
Service revenues	$18,623,187	$17,027,076
Cost of service revenues	854,537	525,609

Gross margin	17,768,650	16,501,467
Salaries and benefits	11,863,886	11,971,553
Other selling, general, and administrative expenses	4,418,587	5,156,548

Income (loss) from operations	1,486,177	(626,634)

Other income (expense)
Interest expense	(563)	—
Interest income	19,181	35,398
Other income	15,498	151,882

Total other income (expense)	34,116	187,280

Net income (loss)	1,520,293	(439,354)
Unrealized gain on investments	20,075	—

Comprehensive income (loss)	$1,540,368	$(439,354)

The accompanying notes are an integral part of these combined financial statements.

3

CIC Enterprises, Inc. and Affiliated Companies

Combined Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2003 and 2002

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2001	1,300	$4,000	$10,587,893	$—	$(7,956,171)	$2,635,722
Net loss	—	—	—	—	(439,354)	(439,354)
Shareholders' contributions	—	—	1,422,500	—	—	1,422,500
Shareholders' distributions	—	—	—	—	(294,750)	(294,750)

Balance, December 31, 2002	1,300	4,000	12,010,393	—	(8,690,275)	3,324,118
Net income	—	—	—	—	1,520,293	1,520,293
Unrealized gain on investments	—	—	—	20,075	—	20,075
Shareholders' distributions	—	—	—	—	(113,609)	(113,609)

Balance, December 31, 2003	1,300	$4,000	$12,010,393	$20,075	$(7,283,591)	$4,750,877

The accompanying notes are an integral part of these combined financial statements.

4

CIC Enterprises, Inc. and Affiliated Companies

Combined Statements of Cash Flows

For the Years Ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities
Net income (loss)	$1,520,293	$(439,354)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	366,177	188,882
Change in operating assets and liabilities:
Restricted cash and reimbursements receivable	—	(307,729)
Accounts receivable	(1,601,432)	(182,539)
Prepaid expenses and other current assets	(22,470)	108
Other assets	(11,681)	(62,109)
Accounts payable	(46,525)	64,098
Accrued compensation	(627,683)	(807,362)
Client deposit	—	307,729
Other accrued liabilities	(20,196)	(254,971)

Net cash used in operating activities	(443,517)	(1,493,247)

Cash flows from investing activities
Proceeds from sale of investments	—	75
Purchase of investments	(102,725)	—
Purchases of property and equipment	(511,807)	(495,360)

Net cash used in investing activities	(614,532)	(495,285)

Cash flows from financing activities
Shareholders’ contributions	—	1,422,500
Shareholders’ distributions	(113,609)	(294,750)

Net cash (used in) provided by financing activities	(113,609)	1,127,750

Decrease in cash and cash equivalents	(1,171,658)	(860,782)
Cash and cash equivalents at beginning of year	6,756,012	7,616,794

Cash and cash equivalents at end of year	$5,584,354	$6,756,012

Supplemental disclosures of cash flow information
Cash paid for interest	$563	$—

The accompanying notes are an integral part of these combined financial statements.

5

CIC Enterprises, Inc. and Affiliated Companies

Notes to Combined Financial Statements

December 31, 2003 and 2002

1.	Organization and Nature of Business

CIC Enterprises, Inc. (CIC) and its affiliated companies, Horton, Inc. (Horton), STEPS, Inc. (STEPS), and SFC, Inc. (SFC) (combined, the Companies), have three principal lines of business: credits and incentives which helps clients maximize their tax reduction opportunities through the pursuit of available federal, state, and local credits and incentives; transportation consulting which helps owners and operators of trucks save money through improved fleet asset management and regulatory compliance; and sales and use tax consulting which seeks to identify and recover overpayments of tax and establish a system to avoid future overpayments.

2.	Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of the Companies; which operate as four Indiana S-corporations under common management. All significant inter-related transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the statements. Actual results could differ from the estimates and assumptions used.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments at December 31, 2003 and 2002, which includes cash and cash equivalents and accounts receivable, approximates fair value because of the short maturity of those instruments.

Cash Equivalents

The Company considers cash equivalents to be all short-term investments that have an initial maturity of 90 days or less.

Accounts Receivable

Accounts receivable are due from companies in a broad range of industries located throughout the United States. Credit is extended based on an evaluation of the customer’s financial condition, and generally, collateral normally is not required.

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance for bad debts against amounts due, to reduce the net recognized receivable to the amount it reasonable believes will be collected. This analysis requires making significant estimates, and changes in facts and circumstances could result in material changes in the allowance for uncollectible receivables. Management believes that the allowance at December 31, 2003 and 2002 is reasonably stated.

6

CIC Enterprises, Inc. and Affiliated Companies

Notes to Combined Financial Statements

December 31, 2003 and 2002

Property and Equipment

Property and equipment is recorded at cost. Property and equipment include computer software acquired and developed for internal use. Software development costs are capitalized from the time technological feasibility is established until the software is ready for use.

The Company follows Statement of Position (SOP) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” SOP 98-1 requires the Company to capitalize interest costs incurred and certain payroll-related costs of employees directly associated with developing software in addition to incremental payments to third parties.

Depreciation on leasehold improvements is computed on the straight-line method over the life of the related lease, ranging from 39 to 40 years. Depreciation on vehicles is computed using a straight-line method over their estimated useful lives of 5 years. Depreciation on furniture and equipment is computed using the straight-line method over their estimated useful lives ranging from 3 to 7 years. Capitalized software costs are amortized using the straight-line method over estimated useful lives of 3 years.

Client Deposit

Client deposit represents $1.2 million of funds received from a client to be utilized to pay any and all applicable titling, registration, and tax fees incurred on behalf of the client in connection with a transportation consulting agreement. This deposit is maintained in a separate bank account for the sole purpose stated above, with the Company being reimbursed by the client monthly for fees incurred. Included in the accompanying combined balance sheet at December 31, 2003 and 2002 is $814,191 and $865,208, respectively, in restricted cash and $385,809 and $334,792, respectively in reimbursements receivable due from the client for reimbursable fees and expenses related to this arrangement.

Income Taxes

The shareholders have consented to the Companies’ elections to be taxed under the provisions of Section 1362(a) of the Internal Revenue Code which provides for the Companies’ income to be taxed directly to their shareholders. Accordingly, no credit or provision for income taxes has been reflected in these financial statements.

Impairment of Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinuance of operations. SFAS 144 superseded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets for Long-Lived Assets to Be Disposed of” and APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”. The initial adoption of this standard did not have a significant impact on financial position or results of operations of the Company.

With respect to long-lived assets to be held and used, an asset (or group of assets) will be considered impaired when the expected undiscounted cash flows from use and disposition are less than the asset’s carrying value. The amount of any impairment charge will be based on the difference between the carrying and fair value of the asset. The determination of fair values considers quoted market prices, if available, and prices for similar assets and the results of other valuation techniques.

7

CIC Enterprises, Inc. and Affiliated Companies

Notes to Combined Financial Statements

December 31, 2003 and 2002

For assets to be sold, an asset (or group of assets) that meets the criteria established by SFAS 144 for classification of assets held for sale will be carried at the lower of carrying amount or fair value less cost to sell.

Revenue Recognition and Labor Costs

Credits and Incentive Division revenues are generated from transaction fees based on a percentage of the value of the tax credit identified and are recognized in the period that such credit is reported to the client. In a limited number of circumstances, these fees are not earned until the client is able to utilize the identified credit or incentive. In these situations, revenue is recognized in the period the client is able to utilize the benefit.

Transportation Consulting revenues are principally recognized monthly, based on the total number of vehicles in a clients’ fleet.

Sales and Use Tax Consulting revenues are generated from transaction fees based on a percentage of the value of the tax credit identified and are recognized in the period a client actually utilizes the credit.

At December 31, 2003 and 2002, the Companies have approximately $1,468,000 and $2,180,000 of pending billings which would be realized if their clients are able to utilize identified tax credits.

The Companies expense associated labor and other operating costs as incurred due to the contingent nature of successful billings.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income”, governs the financial statement presentation of changes in stockholders’ equity resulting from non-owner sources. Comprehensive income includes all changes in equity except those resulting from investments by owners and distribution to owners.

3.	Property and Equipment

As of December 31, 2003 and 2002, property and equipment is as follows:

	2003	2002
Furniture and equipment	$3,506,795	$2,823,519
Vehicles	233,077	182,110
Construction in process	—	274,968
Leasehold improvements	64,311	64,311

	3,804,183	3,344,908
Less accumulated depreciation	(2,901,027)	(2,587,382)

Property and equipment, net	$903,156	$757,526

Deprecation and amortization expense was $366,177 and $188,882 for the years ended December 31, 2003 and 2002, respectively, and is included in selling, general, and administrative expenses.

8

CIC Enterprises, Inc. and Affiliated Companies

Notes to Combined Financial Statements

December 31, 2003 and 2002

4.	Shareholders’ Equity

At December 31, 2003 and 2002, the Companies’ equity accounts were as follows:

	2003			2002
	Common Stock	Additional Paid In Capital	Retained Earnings Accumulated (Deficit)	Common Stock	Additional Paid In Capital	Retained Earnings (Deficit)
CIC
No par value 1,000 shares authorized 100 shares issued and outstanding	$1,000	$8,708,732	$(10,981,077)	$1,000	$8,708,732	$(10,431,187)
Horton
No par value 1,000 shares authorized 100 shares issued and outstanding	1,000	400,000	3,252,440	1,000	400,000	2,682,526
STEPS
No par value 1,000 shares authorized, issued and outstanding	1,000	2,663,161	(6,361,403)	1,000	2,663,161	(5,825,769)
SFC
No par value 100 shares authorized, issued and outstanding	1,000	238,500	6,806,449	1,000	238,500	4,884,155

	$4,000	$12,010,393	$(7,283,591)	$4,000	$12,010,393	$(8,690,275)

5.	Employee Benefits

The Companies have two contributory 401(k) plans (the Plans). One plan covers all eligible employees of CIC and Horton and the other plan covers all eligible employees of STEPS and SFC. The Plans contain a discretionary matching provision which ranges from 25% to 50% of employees’ elective deferrals up to a maximum of 6% of eligible employees’ compensation. In addition, the plans provide for a discretionary profit-sharing provision. The Company’s expense related to the Plans amounted to approximately $38,500 and $28,600 for the years ended December 31, 2003 and approximately $20,200 and $26,900 for the year ended December 31, 2002, respectively. There were no discretionary profit-sharing contributions authorized in 2003 or 2002.

6.	Commitments and Contingencies

Operating Leases

The Company leases two facilities in Indianapolis, Indiana under operating leases expiring in April 2006 and June 2007, at monthly rental of approximately $37,300. Monthly rental payments associated with these leases are subject to an annual adjustment based on a certain consumer price index. Rent expense under operating leases was approximately $514,000 and $476,000 for the years ended December 31, 2003 and 2002, respectively.

Future minimum rental payments under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2003, are as follows:

Year ending December 31,	Amount
2004	$466,378
2005	464,902
2006	270,217
2007	94,465

$1,295,962

7.	Subsequent Event

On April 30, 2004, First Advantage Corporation (First Advantage) acquired substantially all of the assets of CIC Enterprises, Inc., STEPS, Inc., SFC, Inc. and Horton, Inc., under the terms of an asset purchase agreement. In consideration for the purchase of the assets, First Advantage Corporation paid the sellers an aggregate purchase price of approximately $30,000,000, in a combination of cash and notes.

In connection with the acquisition, up to $14 million of the purchase price is contingent upon the renewal by the United States government of the Work Opportunity Tax Credit program or a similar program. The contingent consideration placed in escrow is comprised of an $11 million subordinated note and a $3 million convertible note (“escrowed assets”). The final amount of the escrowed assets may be reduced based upon the timing, similarity and retroactive application of a new program. If no renewal event, as defined in the acquisition agreement, has occurred prior to December 31, 2005, the entire amount of the escrowed assets will be forfeited by the sellers and returned to First Advantage.

9

CIC Enterprises, Inc. and Affiliated Companies

Combined Balance Sheets (Unaudited)

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$2,445,807	$5,584,354
Restricted cash and reimbursements receivable	1,200,000	1,200,000
Investments	137,825	122,900
Accounts receivable, net	3,400,754	3,552,585
Prepaid expenses and other current assets	22,790	22,571

Total current assets	7,207,176	10,482,410
Property and equipment, net	845,119	903,156
Other assets	148,185	120,475

Total assets	$8,200,480	$11,506,041

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$372,006	$531,535
Accrued compensation	292,647	4,659,035
Client deposit	1,200,000	1,200,000
Other accrued liabilities	372,532	364,594

Total current liabilities	2,237,185	6,755,164
Commitments and contingencies
Shareholders’ equity:
Common stock	4,000	4,000
Additional paid-in capital	12,710,393	12,010,393
Accumulated other comprehensive income	—	20,075
Accumulated deficit	(6,751,098)	(7,283,591)

Total shareholders’ equity	5,963,295	4,750,877

Total liabilities and shareholders’ equity	$8,200,480	$11,506,041

The accompanying notes are an integral part of these combined financial statements.

CIC Enterprises, Inc. and Affiliated Companies

Combined Statements of Operations

For the Three Months Ended March 31, 2004 and 2003 (Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Service revenues	$4,335,915	$5,383,152
Cost of service revenues	134,293	30,335

Gross margin	4,201,622	5,352,817
Salaries and benefits	1,797,622	1,783,373
Other selling, general, and administrative expenses	1,170,920	1,393,908

Income from operations	1,233,080	2,175,536

Interest and other income:
Interest income	1,710	5,523
Other income	—	2,121

Total interest and other income	1,710	7,644

Net income	$1,234,790	$2,183,180

Unrealized gain on investments	(20,075)	—

Comprehensive income	$1,214,715	$2,183,180

The accompanying notes are an integral part of these combined financial statements.

CIC Enterprises, Inc. and Affiliated Companies

Combined Statements of Changes in Shareholders’ Equity

For the Three Months Ended March 31, 2004 (Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2003	1,300	4,000	12,010,393	20,075	(7,283,591)	4,750,877
Net income	—	—	—	—	1,234,790	1,234,790
Unrealized gain on investments	—	—	—	(20,075)	—	(20,075)
Shareholders’ contributions	—	—	700,000	—	—	700,000
Shareholders’ distributions	—	—	—	—	(702,297)	(702,297)

Balance, March 31, 2004	1,300	$4,000	$12,710,393	$—	$(6,751,098)	$5,963,295

The accompanying notes are an integral part of these combined financial statements.

CIC Enterprises, Inc. and Affiliated Companies

Combined Statements of Cash Flows

For the Three Months Ended March 31, 2004 and 2003 (Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$1,234,790	$2,183,180
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	76,344	72,287
Change in operating assets and liabilities:
Accounts receivable	151,831	(1,996,677)
Prepaid expenses and other current assets	(219)	101
Other assets	(27,710)	3,198
Accounts payable	(159,529)	(201,767)
Accrued compensation	(4,366,388)	(5,140,846)
Other accrued liabilities	7,938	48,903

Net cash used in operating activities	(3,082,943)	(5,031,621)

Cash flows from investing activities:
Sale (purchase) of investments	(35,000)	75
Purchases of property and equipment	(18,307)	(189,096)

Net cash used in investing activities	(53,307)	(189,021)

Cash flows from financing activities:
Shareholders’ contributions	700,000	—
Shareholders’ distributions	(702,297)	(482,392)

Net cash used in financing activities	(2,297)	(482,392)

Decrease in cash and cash equivalents	(3,138,547)	(5,703,034)
Cash and cash equivalents at beginning of period	5,584,354	6,756,012

Cash and cash equivalents at end of period	$2,445,807	$1,052,978

The accompanying notes are an integral part of these combined financial statements.

CIC Enterprises, Inc. and Affiliated Companies

Notes to Combined Financial Statements

March 31, 2004 and 2003 (Unaudited)

1.	Organization and Nature of Business

CIC Enterprises, Inc. (CIC) and its affiliated companies, Horton, Inc. (Horton), STEPS, Inc. (STEPS), and SFC, Inc. (SFC) (combined, the Companies), have three principal lines of business: credits and incentives which helps clients maximize their tax reduction opportunities through the pursuit of available federal, state, and local credits and incentives; transportation consulting which helps owners and operators of trucks save money through improved fleet asset management and regulatory compliance; and sales and use tax consulting which seeks to identify and recover overpayments of tax and establish a system to avoid future overpayments.

The accompanying unaudited combined financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair statement of the results for the interim period have been included.

For further information, refer to the combined financial statements and notes thereto for the year ended December 31, 2003 included in this Form 8-K/A.

Operating results for the three months ended March 31, 2004 and 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year.

CIC Enterprises, Inc. and Affiliated Companies

Notes to Combined Financial Statements

March 31, 2004 and 2003 (Unaudited)

2.	Shareholders’ Equity

At March 31, 2004 and December 31, 2003, the Companies’ equity accounts were as follows:

	March 31, 2004			December 31, 2003
	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)
CIC
No par value
1,000 shares authorized
100 shares issued and outstanding	$1,000	$9,408,732	$(7,214,164)	$1,000	$8,708,732	$(10,981,077)
Horton
No par value
1,000 shares authorized
100 shares issued and outstanding	1,000	400,000	1,425,112	1,000	400,000	3,252,440
STEPS
No par value
1,000 shares authorized, issued and outstanding	1,000	2,663,161	(2,466,836)	1,000	2,663,161	(6,361,403)
SFC
No par value
100 shares authorized, issued and outstanding	1,000	238,500	1,504,790	1,000	238,500	6,806,449

	$4,000	$12,710,393	$(6,751,098)	$4,000	$12,010,393	$(7,283,591)

3.	Subsequent Event

On April 30, 2004, First Advantage Corporation acquired substantially all of the assets of CIC Enterprises, Inc., STEPS, Inc., SFC, Inc. and Horton, Inc., under the terms of an asset purchase agreement. In consideration for the purchase of the assets, First Advantage Corporation paid the sellers an aggregate purchase price of $30,000,000, in a combination of cash and notes.

In connection with the acquisition, up to $14 million of the purchase price is contingent upon the renewal by the United States government of the Work Opportunity Tax Credit program or a similar program. The contingent consideration placed in escrow is comprised of an $11 million subordinated note and a $3 million convertible note (“escrowed assets”). The final amount of the escrowed assets may be reduced based upon the timing, similarity and retroactive application of a new program. If no renewal event, as defined in the acquisition agreement, has occurred prior to December 31, 2005, the entire amount of the escrowed assets will be forfeited by the seller and returned to First Advantage Corporation.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Members

of CoreFacts, LLC:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and members’ equity, and of cash flows present fairly, in all material respects, the financial position of CoreFacts, LLC at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Argy, Wiltse & Robinson, P.C.

McLean, Virginia

April 9, 2004

COREFACTS, LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$345,678	$216,770
Accounts receivable, net of allowance for doubtful accounts of $52,435 and $64,589, respectively	1,422,109	1,243,228
Prepaid expenses and other current assets	237,833	131,646

Total current assets	2,005,620	1,591,644
Property and equipment, net	137,257	125,400
Other assets	12,202	12,202

Total assets	$2,155,079	$1,729,246

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$44,570	$49,157
Accrued expenses	119,320	30,561
Bank line-of-credit	0	150,000

Total current liabilities	163,890	229,718
Members’ equity	1,991,189	1,499,528

Total liabilities and members’ equity	$2,155,079	$1,729,246

The accompanying notes are an integral part of these financial statements.

COREFACTS, LLC

CONSOLIDATED STATEMENTS OF INCOME AND MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Service revenues	$5,815,732	$3,807,743
Cost of service revenues	2,131,834	1,242,441

Gross margin	3,683,898	2,565,302

Salaries and benefits	480,850	380,470
Rent expense	314,997	288,584
Bad debt expense	79,296	137,289
Depreciation and amortization	44,595	31,438
Other operating expenses	388,790	267,477

Total operating expenses	1,308,528	1,105,258

Operating income	2,375,370	1,460,044

Interest income (expense)
Interest income	1,289	4,332
Interest expense	(368)	(1,615)

Total interest income, net	921	2,717

Net income	2,376,291	1,462,761
Members’ equity at the beginning of the year	1,499,528	1,374,277
Members’ distributions	(1,884,630)	(1,337,510)

Members’ equity at the end of the year	$1,991,189	$1,499,528

The accompanying notes are an integral part of these financial statements.

COREFACTS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Cash flows from operating activities:
Net income	$2,376,291	$1,462,761

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,595	31,438
Allowance for doubtful accounts	(12,154)	50,974
Change in operating assets and liabilities
Accounts receivable	(166,727)	(104,853)
Prepaid expenses and other current assets	(106,187)	(96,808)
Accounts payable	(4,587)	30,440
Accrued expenses	88,759	(32,195)

Total adjustments	(156,301)	(121,004)

Net cash provided by operating activities	2,219,990	1,341,757

Cash flows from investing activity:
Purchases of property and equipment	(56,452)	(79,374)

Net cash used in investing activity	(56,452)	(79,374)

Cash flows from financing activities:
Net (repayments) borrowings under bank line-of-credit	(150,000)	150,000
Members’ distributions	(1,884,630)	(1,337,510)

Net cash used in financing activities	(2,034,630)	(1,187,510)

Net increase in cash and cash equivalents	128,908	74,873
Cash and cash equivalents at the beginning of the year	216,770	141,897

Cash and cash equivalents at the end of the year	$345,678	$216,770

Supplementary disclosure of cash flow information:
Cash paid for interest	$368	$1,615

The accompanying notes are an integral part of these financial statements.

COREFACTS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

CoreFacts, LLC, (CoreFacts or the Company) was formed in the Commonwealth of Virginia on September 12, 2000. CoreFacts is a nationwide provider of forensic and investigative services. The Company will cease operations on November 30, 2040, or earlier, if certain events occur, as defined in the operating agreement.

Principles of consolidation

The consolidated financial statements for the year ended December 31, 2003 and 2002 include the accounts of the Company and CoreFacts, Inc. (a wholly-owned subsidiary). All significant inter-company transactions and balances have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue recognition

Revenue from services is recognized as incurred and billed upon completion of each case. If a fixed fee agreement is made, revenue is recognized upon completion of contracted services. Retainers are recorded as current liabilities until the case is complete and then used to offset related receivables.

Cash equivalents

The Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years.

Income taxes

The Company is a limited liability company for income tax reporting purposes. As such, the Company is not subject to corporate income taxes and the income, deductions, credits and other tax attributes of the Company flow to the members of the Company.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2003	2002
Computer equipment	$169,378	$139,075
Software	56,411	33,433
Furniture and office equipment	31,149	27,978

	256,938	200,486
Less: accumulated depreciation and amortization	(119,681)	(75,086)

	$137,257	$125,400

NOTE 3 - BANK LINE-OF-CREDIT

The Company has a $300,000 working capital line-of-credit which bears interest at a rate of prime plus 1% (5% at December 31, 2003). The $150,000 demand note at December 31, 2002 was borrowed under the line-of-credit, was collateralized by the assets of the Company, and personally guaranteed by a principal member of the Company. The demand note was repaid during 2003. At December 31, 2003, there are no amounts outstanding under the line-of-credit.

Interest expense, which approximated interest paid, totaled $368 and $1,615 for the years ended December 31, 2003 and 2002, respectively.

NOTE 4 - EMPLOYEE BENEFIT PLAN

Effective January 1, 2003, the Company adopted the CoreFacts 401(k) Plan (the Plan). The Plan is available to all employees. The Plan allows for employee-elective contributions up to the maximum deductible amount as determined by the Internal Revenue Code, but not to exceed 90% of their annual compensation. The Company makes matching contributions on elective deferrals up to 4% of annual compensation. The Company may contribute an additional discretionary amount that is allocated to each participant in proportion to his or her compensation earned while a participant for that plan year. The Company’s expense related to the Plan amounted to $29,135 for the year ended December 31, 2003.

NOTE 5 - RELATED PARTIES

During the year 2002, a principal member of the Company withdrew from employment with the Company. Under the provisions of the Operating Agreement, his ownership units were converted to termination units. The termination units were worth $78,500 on the date of withdrawal and were payable in no more than three equal annual installments, the first payment of $38,500 was made within 90 days after the date of termination, with the remaining $40,000 balance paid during 2003.

NOTE 6 - CONCENTRATION OF CREDIT RISK

The Company is subject to credit risk concentrations primarily from cash and cash equivalents and accounts receivable. The Company believes the risk of loss associated with cash and cash equivalents is very low, since cash and cash equivalents are maintained in a financial institution. The Company’s accounts receivable balances consist primarily of amounts due under contracts with law firms and other commercial companies. Accounts receivable are generally due within 30 days and no collateral is required. The Company maintains a reserve for potential credit losses and historically such losses have been within management’s expectations.

NOTE 7 - COMMITMENTS

The Company leases office space under the terms of a noncancelable operating lease that expires in September 2005. The following is a schedule by year of the approximate future minimum lease payments required under this operating lease, which has an initial or remaining term in excess of one year as of December 31, 2003:

Years ending December 31,
2004	$227,000
2005	175,000

$402,000

NOTE 8 - SUBSEQUENT EVENT

Subsequent to December 31, 2003, the members of the Company entered into an agreement whereby First Advantage Corporation acquired all of the membership interest in the Company under the terms of a membership interest agreement. In consideration for the purchase of the membership interests, First Advantage Corporation paid the sellers an aggregate purchase price of $15,500,000, in a combination of cash and notes payable.

CoreFacts, LLC

Consolidated Balance Sheets (Unaudited)

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$544,371	$345,678
Accounts receivable	1,735,014	1,422,109
Prepaid expenses and other current assets	120,766	237,833

Total current assets	2,400,151	2,005,620
Property and equipment, net	137,026	137,257
Other assets	12,202	12,202

Total assets	$2,549,379	$2,155,079

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$129,479	$44,570
Accrued and other liabilities	232,255	119,320

Total current liabilities	361,734	163,890
Commitments and contingencies
Members’ equity	2,187,645	1,991,189

Total liabilities and members’ equity	$2,549,379	$2,155,079

CoreFacts, LLC

Consolidated Statements of Income and Members’ Equity

For the Three Months Ended March 31, 2004 and 2003 (Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Service revenues	$1,643,237	$719,580
Cost of service revenues	601,051	271,750

Gross Margin	1,042,186	447,830
Operating Expenses:
Salaries and benefits	187,938	114,467
Depreciation and amortization	12,151	10,145
Other operating expenses	212,088	171,929

Total operating expenses	412,177	296,541

Income from operations	630,009	151,289

Interest (expense) income:
Interest expense	—	(166)
Interest income	1,316	479

Total interest income, net	1,316	313

Net income	631,325	151,602
Members’ equity, beginning of period	1,991,189	1,499,528
Distributions to members	(434,869)	(274,241)

Members’ equity, end of period	$2,187,645	$1,376,889

The accompanying notes are an integral part of these consolidated financial statements.

CoreFacts, LLC

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2004 and 2003 (Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$631,325	$151,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	12,151	10,145
Change in operating assets and liabilities:
Accounts receivable	(312,905)	359,812
Prepaid expenses and other current assets	117,067	76,290
Accounts payable	84,909	(38,540)
Accrued and other liabilities	112,935	104,523

Net cash provided by operating activities	645,482	663,832

Cash flows from investing activities:
Purchases of property and equipment	(11,920)	(2,109)

Net cash used in investing activities	(11,920)	(2,109)

Cash flows from financing activities:
Borrowings (repayments) on line of credit	—	(150,000)
Distributions to members	(434,869)	(274,241)

Net cash used in financing activities	(434,869)	(424,241)

Increase in cash and cash equivalents	198,693	237,482
Cash and cash equivalents at beginning of period	345,678	216,770

Cash and cash equivalents at end of period	$544,371	$454,252

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$166

The accompanying notes are an integral part of these consolidated financial statements.

CoreFacts, LLC

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (Unaudited)

1.	Organization and Nature of Business

CoreFacts, LLC (the Company) is a nationwide provider of forensic and investigative services, is a Virginia Limited Liability Company established September 12, 2000. The Company will cease operations on September 12, 2040.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair statement of the results for the interim period have been included.

For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2003 included in this Form 8-K/A.

Operating results for the three months ended March 31, 2004 and 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year.

2.	Subsequent Event

Subsequent to December 31, 2003, the members of the Company entered into an agreement whereby First Advantage Corporation acquired all the membership interest in the Company under the terms of a membership interest agreement. In consideration for the purchase of the membership interests, First Advantage Corporation paid the sellers an aggregate purchase price of $15,500,000, in a combination of cash and notes payable.

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders

of Realeum, Inc.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2003 and the related consolidated statements of income, of shareholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Realeum, Inc. and subsidiaries (the “Company”) at December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the notes to the consolidated financial statements, the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pricewaterhouse Coopers LLC

Tampa, Florida

June 18, 2004

Report of Independent Auditors

Board of Directors and Stockholders

Realeum, Inc.

We have audited the accompanying consolidated balance sheet of Realeum, Inc. as of December 31, 2002, and the related consolidated statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with accounting principles generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Realeum, Inc. at December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The 2002 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

McLean, Virginia

April 25, 2003, except

for the third paragraph

of Note 5, as to which the

date is May 29, 2003

Realeum, Inc.

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$1,115,084	$1,381,669
Restricted cash	634,783	621,739
Accounts receivable (less allowance for doubtful accounts of $6,466 and $0 in 2003 and 2002, respectively)	80,521	41,785
Prepaid expenses and other current assets	215,197	330,079

Total current assets	2,045,585	2,375,272
Property and equipment, net	874,420	2,065,465
Restricted cash	—	634,783
Other assets	317,642	583,258

Total assets	$3,237,647	$5,658,778

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable and accrued expenses	$438,108	$1,167,419
Deferred revenue	190,726	460,634
Current portion of long-term debt	730,326	1,014,260
Other liabilities	108,472	—

Total current liabilities	1,467,632	2,642,313
Long-term debt	—	730,326
Deferred revenue	197,530	287,383

Total liabilities	1,665,162	3,660,022
Commitments and contingencies
Series A redeemable convertible preferred stock, $0.01 par value No shares authorized, issued or outstanding	—	14,551,059
Series B redeemable convertible preferred stock, $0.01 par value No shares authorized, issued or outstanding	—	14,556,312
Series AA redeemable convertible preferred stock, $0.01 par value 13,821,840 shares authorized; 13,211,604 shares issued and outstanding	34,669,476	—
Stockholders' deficit
Common stock, $0.01 par value; 20,000,000 shares authorized;
1,811,655 and 17,418,975 shares issued and outstanding
at December 31, 2003 and 2002, respectively	18,116	174,190
Additional paid in capital	5,495,217	5,189,616
Warrants	190,403	190,403
Accumulated deficit	(38,755,737)	(32,524,773)
Unearned compensation	(44,990)	(138,051)

Total stockholders’ deficit	(33,096,991)	(27,108,615)

Total liabilities and stockholders’ deficit	$3,237,647	$5,658,778

The accompanying notes are an integral part of these financial statements.

Realeum, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2003 and 2002

	2003	2002
Revenues
Subscription	$666,638	$560,000
Services	398,585	532,689

Total revenues	1,065,223	1,092,689

Cost of revenues
Subscription	828,197	1,164,553
Services	1,277,108	818,244

Total cost of revenues	2,105,305	1,982,797

Gross margin	(1,040,082)	(890,108)
Operating Expenses
Research and development	2,741,387	6,499,277
Sales and marketing	1,027,144	2,286,660
General and adminsitrative	1,362,327	1,930,545
Impairment of software development costs	—	9,915,644

Total operating expenses	5,130,858	20,632,126

Loss from operations	(6,170,940)	(21,522,234)

Other income (expense)
Interest expense	(122,755)	(254,037)
Interest income	60,484	127,705
Other income (expense)	2,247	(56,683)

Total other income (expense)	(60,024)	(183,015)

Net loss	$(6,230,964)	$(21,705,249)

The accompanying notes are an integral part of these financial statements.

Realeum, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2003 and 2002

	Common Stock		Additional Paid-in Capital	Warrants	Accumulated Deficit	Deferred Stock Compensation	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2001	17,484,794	$174,847	$5,205,896	$82,000	$(10,819,524)	$(268,122)	$(5,624,903)
Cancellation of restricted stock grants	(79,893)	(799)	(25,566)	—	—	26,365	—
Amortization of unearned stock compensation	—	—	—	—	—	103,706	103,706
Warrant issued	—	—	—	108,403	—	—	108,403
Exercise of stock options	14,074	142	9,286	—	—	—	9,428
Net loss	—	—	—	—	(21,705,249)	—	(21,705,249)

Balance at December 31, 2002	17,418,975	174,190	5,189,616	190,403	(32,524,773)	(138,051)	(27,108,615)
Cancellation of restricted stock grants	(8,800)	(88)	(2,821)	—	—	2,909	—
Amortization of unearned stock compensation	—	—	—	—	—	90,152	90,152
Exercise of stock options	4,288	43	2,394	—	—	—	2,437
Preferred stock converted to common upon Series AA preferred stock sale	110,135,613	1,101,356	28,006,015	—	—	—	29,107,371
Common shares exchanged for Series AA preferred stock	(109,433,543)	(1,094,336)	(27,863,036)	—	—	—	(28,957,372)
Reverse stock split	(16,304,878)	(163,049)	163,049	—	—	—	—
Net loss	—	—		—	(6,230,964)	—	(6,230,964)

Balance at December 31, 2003	1,811,655	$18,116	$5,495,217	$190,403	$(38,755,737)	$(44,990)	$(33,096,991)

The accompanying notes are an integral part of these financial statements.

Realeum, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities
Net income	$(6,230,964)	$(21,705,249)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	1,198,797	1,175,031
Compensation expense recorded for issuance of restricted stock, net of cancellations	90,152	103,706
Noncash interest	—	137,654
Interest on note receivable from officer	(13,002)	(12,216)
Loss on disposal of fixed assets	—	56,683
Impairment of software development costs	—	9,915,644
Change in operating assets and liabilities
Accounts receivable, prepaid expenses and other current assets	76,145	(328,986)
Other assets	278,618	210,892
Accounts payable and accrued liabilities	(729,311)	(690,473)
Deferred revenue	(359,761)	(46,757)
Other liabilities	108,472	—

Net cash used in operating activities	(5,580,854)	(11,184,071)

Cash flows from investing activities
Change in restricted cash balances	621,740	(137,867)
Proceeds from the sale of property and equipment	—	1,000
Purchases of property and equipment	(7,753)	(1,477,012)
Acquisition of software product and related costs	—	(235,245)

Net cash provided by (used in) investing activities	613,987	(1,849,124)

Cash flows from financing activities
Proceeds from issuance of common stock	2,437	9,431
Proceeds from issuance of preferred stock, net of related costs	5,712,105	14,406,312
Proceeds from issuance of notes payable	—	1,000,000
Restriction of cash under compensating balance agreement	—	(956,521)
Repayments of long-term debt	(1,014,260)	(473,915)

Net cash provided by financing activities	4,700,282	13,985,307

Increase in cash and cash equivalents	(266,585)	952,112
Cash and cash equivalents at beginning of year	1,381,669	429,557

Cash and cash equivalents at end of year	$1,115,084	$1,381,669

Supplemental disclosures of cash flow information
Cash paid for interest	$122,755	$116,383
Non-cash transactions
Issuance of preferred stock in satisfaction of accrued liability	$—	$150,000
Unearned compensation charge (forfeitures), net	(2,909)	(26,365)
Issuance of Series AA preferred stock in satisfaction
of Series A and B preferred stock	29,107,371	—

The accompanying notes are an integral part of these financial statements.

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

1.	Organization and Nature of Business

Realeum, Inc. (the Company) was incorporated on June 21, 2000 under the laws and provisions of the state of Delaware.

Realeum, Inc., headquartered in McLean, Virginia, provides property management and asset optimization software and services to the multifamily real estate industry. The Company currently operates in one business segment.

The Company derives revenue principally from the license of its Realeum Foundation™ product and the delivery of associated implementation, collocation (ASP) and support services. The mix of products and services sold varies by customer.

In prior years, the Company was a Development Stage Company as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

Liquidity Considerations

The Company faces significant risks associated with successful execution of its planned business strategy as it emerges from the development stage. These risks include, but are not limited to, continued technology and product development, introduction and market acceptance of products and related services, sufficient liquidity, competition from existing and new competitors which may enter the marketplace, retention of key personnel and current economic conditions.

These risks faced by the Company raise substantial doubt about the Company’s ability to continue as a going concern. To reduce its expenditures, the Company has downsized its operations in 2002, which included reducing headcount, and the curtailment of capital spending and most nonessential expenditures. Management believes that these actions have reduced its ongoing operating expenses, and related cash outflow, such that the Company will have sufficient working capital to support necessary activities through 2003 and beyond. If these actions previously taken in response to the risks identified are not sufficient, management is committed to the successful execution of its operating plan and will take further action, as deemed necessary, to align its operations and reduce expenditures through additional headcount reductions and other cost cutting measures.

While the Company plans to reach sustainable positive cash flow through its current and planned product offerings and expansion of its customer base without additional capital financing, there is no assurance that it will succeed in doing so, or that it will generate sufficient revenue to enable it to continue operations over the longer term. If additional capital financing is necessary, there can be no assurance that it will be available on favorable terms, or at all. If additional funding is not available should it become necessary, the Company may be unable to continue as a going concern and achieve its intended business strategy. The consolidated financial statements do not include any adjustments that may result from this uncertainty.

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Company is the successor to a related entity, Trillium Data Solutions, LLC (Trillium). On June 21, 2000 in exchange for the issuance of 13,615,875 shares of Realeum common stock to the owner’s of Trillium, all assets and liabilities of Trillium were assigned to Realeum. The primary assets transferred were capitalized software development costs totaling approximately $3,400,000 related to products under development. The transfer of assets and liabilities to the Company has been accounted for as an exchange of interests under common control and such amounts have been recorded at the historical amounts. The total amount of net assets transferred was approximately $2,100,000.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original or remaining maturity at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and high liquid money market funds.

Restricted Cash

The Company has issued an $300,000 letter of credit to its landlord, whereby the Company granted the landlord a security interest and limited powers of attorney over a certificate of deposit. The certificate serves as collateral supporting a lease for the Company’s headquarters. The letter of credit is callable if the Company defaults on its lease. The letter of credit may be reduced by amendment in increments of $100,000, on first and second anniversary dates of the lease agreement. As of December 31, 2003, $200,000 remained restricted.

In November of 2002, the Company entered into an installment note payable agreement whereby the Company agreed to maintain a money market cash balance equal to the outstanding balance of the installment note payable, serving as collateral against the installment note payable in favor of the lender. The balance due under the note has been classified as short-term restricted cash in the amount of $434,783.

Property and Equipment

Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the assets, generally three to five years. The cost of equipment acquired under a capital lease is amortized over the shorter of the life of the lease, or the estimated useful life of the assets. Maintenance and repairs are charged to operations as incurred and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the accumulated depreciation

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

thereon are removed from the accounts with any gain or loss realized upon sale or disposal credited or charged to operations, respectively.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, accounts receivable and other current assets. The Company by policy and practice maintains its cash and cash equivalents with financial institutions that the Company believes are of high credit quality. Deposits with these financial institutions may exceed the amounts of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents. The Company generally requires no collateral from its customers. To reduce its risk, the Company periodically reviews the credit worthiness of its customers and may establish reserves for potential credit losses.

At December 31, 2003 and 2002, one customer, who is a related party, accounted for 100% of revenue and gross accounts receivable.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates their fair market value because of the short-term maturity of these instruments. Notes payable are carried at cost, which approximates fair value due to the proximity of the implicit rate of these financial instruments and the prevailing market rates for similar instruments.

Impairment of Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets for impairment, when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Factors considered important which could trigger an impairment review include, but are not limited to significant changes in the manner of use or anticipated manner of use of the acquired assets or the strategy for the Company’s overall business, significant negative industry or economic trends, significant negative trends with regard to the Company’s revenue goals and a significant decline in the value of the Company’s stock. When the Company determines that the carrying value of a long-lived asset may not be recoverable based on the existence of one or more of the above indicators for impairment, the Company measures any impairment based on a projected undiscounted cash flow method, which is compared to the asset’s carrying value. If an asset is considered to be impaired, the impairment loss is recorded based on the difference between the fair value of the assets and its carrying amount. During 2002, the Company noted that future projected costs were in excess of the fair value of future revenues streams related to the costs. Accordingly, the Company recorded an impairment charge (Note 12).

Revenue Recognition

Revenues are derived from subscriptions of bundled term license, post contract support and, in most cases, hosting services. The Company recognizes such revenue using the “subscription” method, whereby the initial and renewal amounts are recognized ratably over the period of the license during which the services are expected to be provided. Revenue for implementation and training, directly related to the initial subscription, are recognized ratably over the initial contract term. Revenue for training or consulting services that are not bundled or directly associated with the initial subscription is recognized based on achievement of billable milestones as written in the contract or upon contract completion and currently comprises less that 5% of overall revenue. The

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

Company licenses its software products to end users primarily through the Company’s direct sales force.

The Company recognizes revenue pursuant to the requirements of American Institute of Certified Public Accountants (“AICPA”) Statement of Position No. 97-2 “Software Revenue Recognition” (“SOP 97-2”), issued in October 1997, as amended by AICPA Statements of Position 98-4 and 98-9. For all arrangements, the Company determines whether persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collection is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all criteria are met.

Research and Development Costs

The Company accounts for software development costs under Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Certain Computer Software to be Sold, Leased or Otherwise Marketed”, under which certain software development costs are capitalized after technological feasibility has been established. Product development costs incurred in the period between achievement of technological feasibility, which the Company defines as the establishment of a working model and until the general availability of such software to customers of a product has been established are capitalized until the time at which the product is considered available for general release.

No internally-generated software development costs were capitalized during fiscal years 2003 and 2002.

Advertising Expense

Advertising costs are generally expensed as incurred. Advertising costs totaled approximately $6,726 and $59,000 during the years ended December 31, 2003 and 2002, respectively.

Income Taxes

The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are remeasured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded to reduce the deferred tax asset if it is more likely than not that some portion of the asset will not be realized. No income tax benefit has been recorded in the statement of operations as realization is uncertain.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” and complies with the disclosure provisions of SFAS 123, “Accounting for Stock-Based Compensation”. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price of the option.

Unearned compensation is amortized and expensed in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 28 (“FIN 28”). The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force (“EITF”) No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

Conjunction with Selling, Goods or Services.” The Company uses the Black-Scholes option pricing model to value options granted to non-employees. The related expense is recorded over the period in which the related services are received.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. SFAS 148 amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair-value for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002.

The fair value of each option grant is estimated on the grant date using the Black-Scholes option pricing model with the following assumptions:

Option Value Information (a)

	Year Ended December 31,
	2003	2002
Expected dividend yield	—	—
Expected volatility	0%	100%
Risk free interest rate	0.00%	4.50%
Expected option term (in years)	—	5
Fair value of options granted	$0.00	$0.22

(a) Weighted averages of option grants during each period

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The Company’s 2003 and 2002 reported and pro forma information follows:

	Year Ended December 31,
	2003	2002
Net loss, as reported	$(6,230,964)	$(21,705,249)
Deduct: total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effect	(362,293)	(395,252)

Pro forma net loss	$(6,593,257)	$(22,100,501)

Recent Pronouncements

In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Realeum is currently evaluating the effect that the adoption of EITF Issue No. 00-21 will have on its results of operations and financial condition.

3.	Balance Sheet Components

Other current assets

	December 31,
	2003	2002
Prepaid expenses	$215,198	$326,824
Due from employees	—	3,255

	$215,198	$330,079

Property and equipment, net

	December 31,
	2003	2002
Collocation hardware and software	$1,100,305	$1,100,305
Computer hardware	1,219,507	1,268,885
Computer software	1,358,001	1,375,181
Furniture and equipment	78,072	78,072

	3,755,885	3,822,443
Less accumulated depreciation and amortization	(2,881,465)	(1,756,978)

Property and equipment, net	$874,420	$2,065,465

Depreciation and amortization totaled approximately $1,199,000 and $1,175,000 for the years ended December 31, 2003 and 2002, respectively.

As of December 31, 2003, $1,900,000 of fixed assets were subject to a lien resulting from equipment-financing notes.

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

Other assets

	December 31,
	2003	2002
Note receivable from officer	$229,584	$216,582
Deferred financing costs	6,832	49,166
Deferred implementation costs	81,226	317,510

	$317,642	$583,258

Deferred implementation costs relate to labor costs incurred during the performance of implementation services under sales contracts. These costs are recognized ratably over the term of the sales contract and upon acceptance by the customer. All revenue associated with these sales have been deferred until acceptance by the customer and are also recognized ratably over the contract term.

Accounts payable and accrued liabilities

	December 31,
	2003	2002
Accounts payable	$106,213	$108,634
Accrued compensation and benefits	156,883	749,153
Accrued trade liabilities	175,012	309,632

	$438,108	$1,167,419

4.	Preferred Stock

Series A Redeemable Convertible Preferred Stock

On August 28, 2000, the Company issued 21,061,328 shares of Series A redeemable convertible preferred stock (Series A Preferred Stock) for $0.72 per share for net proceeds of $14,551,059. Holders of Series A Preferred Stock are entitled to receive non-cumulative cash dividends at a rate of $0.07 per share, when and as declared by the Board of Directors. As of December 31, 2001 no dividends had been declared by the Board of Directors. In the event of liquidation or winding up of the Company, holders of Series A Preferred Stock receive a liquidation preference of $0.72 per share (Original Purchase Price) plus an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available. The holders of Series A Preferred Stock are entitled to such number of votes per share on each such action as shall equal the number of shares of Class A Common Stock into which each share of Series A Preferred Stock is then convertible. In addition, the holders of Series A Preferred Stock are entitled to elect two directors to the Company’s Board of Directors. Each share of Series A Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock. Shares of Series A Preferred Stock automatically convert into shares of Class A Common Stock upon the consummation of an initial public offering in which the public offering price is not less than $2.14 per share and the gross proceeds to the Company are not less than $20,000,000.

Upon request of the holders of at least two-thirds of the outstanding shares of all Preferred Stock, voting as a single class, the Company will redeem any outstanding shares of Series A Preferred Stock for cash according to the percentages listed below on the first anniversary of the date such request is delivered to the Company provided, however, that the first redemption date will be no earlier than August 18, 2005:

Date of Redemption	Percentage of Shares of Series A Convertible Preferred Stock then Outstanding that can be Redeemed
First Anniversary	25% of all shares then outstanding
Second Anniversary	33-1/3% of all shares then outstanding
Third Anniversary	50% of all shares then outstanding
Fourth Anniversary	100% of the shares then outstanding

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

The Series A preferred stock shall be redeemed at an amount equal to $0.7122 per share, subject to adjustment based on future events, plus an amount equal to all dividends declared but not paid.

Series B Redeemable Convertible Preferred Stock

On January 3, 2002 and April 9, 2002, the Company completed the sale of 68,573,188 shares of Series B convertible redeemable preferred stock (Series B Preferred Stock) at a per share price of $0.21, for net proceeds of $14,556,312, net of offering costs. The holders of Series B Preferred Stock are entitled to receive cash dividends on an annual basis, at a rate of $0.02 per share, when and as declared by the Board of Directors. In the event of liquidation or winding up of the Company, holders of Series B Preferred Stock receive a liquidation preference of $0.213654 per share (Original Purchase Price) plus an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available. The holders of Series B Preferred Stock are entitled to such number of votes per share on each such action as shall equal the number of shares of Class A Common Stock into which each share of Series B Preferred Stock is convertible. In addition, the holders of Series B Preferred Stock are entitled to elect two directors to the Company’s Board of Directors while there are at least 30 million shares of Series B Preferred Stock outstanding. Each share of Series B Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock. Shares of Series B Preferred Stock may automatically convert into shares of Class A Common Stock upon the consummation of an initial public offering in which the public offering price is not less that $2.14 per share and the gross proceeds to the Company are not less than $20,000,000, if so determined by the holders of 70% of the outstanding Series B Preferred Stock.

Upon request of the holders of at least two-thirds of the outstanding shares of all Preferred Stock, voting as a single class, the Company will redeem any outstanding shares of Series B Preferred Stock for cash according to the percentages listed below on the first anniversary of the date such request is delivered to the Company, provided however that the first redemption date will be no earlier than August 18, 2005:

Date of Redemption	Percentage of Shares of Series B Convertible Preferred Stock then Outstanding that can be Redeemed
First Anniversary	25% of all shares then outstanding
Second Anniversary	33-1/3% of all shares then outstanding
Third Anniversary	50% of all shares then outstanding
Fourth Anniversary	100% of the shares then outstanding

The Series B Preferred Stock shall be redeemed at an amount equal to $0.213654 per share, subject to adjustment based on future events, plus an amount equal to all dividends declared by not paid.

Sale of Redeemable Convertible Preferred Stock

On February 5, 2003, the Company completed the sale of 27,173,283 shares of Series AA convertible redeemable preferred stock (Series AA Preferred Stock) at a per share price of $0.21, providing approximately $5,700,000, net of offering costs. Immediately following the closing of the Series AA Preferred Stock, all previously existing classes of preferred stock were automatically converted into shares of Common Stock at a predetermined redemption price. Following this conversion, each purchaser of Series AA Preferred Stock was entitled to exchange each share of converted Common Stock for additional Series AA Preferred Shares at an agreed upon pro rata basis.

The holders of Series AA Preferred Stock are entitled to receive a cash dividend of 10 percent per annum on each outstanding share of Series AA Preferred Stock. Such dividends shall be cumulative. In the event of liquidation or winding up of the Company, holders of Series AA Preferred Stock receive a liquidation preference of two times the Series AA Preferred Stock issue price of $0.213654 per share (Original Purchase Price) plus an amount equal to all dividends

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

accrued but unpaid thereon. After such liquidation preference has been satisfied, holders of Series AA Preferred Stock participate with holders of the Company’s Common Stock to an aggregate amount of four times the Series AA Preferred Stock issue price.

Shares of Series AA Preferred Stock may automatically convert into shares of Class A Common Stock upon the consummation of an initial public offering in which the public offering price is not less that $1.07 per share and the gross proceeds to the Company are not less than $40,000,000, if so determined by the holders of seventy percent of the outstanding Series AA Preferred Stock.

Upon request of the holders of at least seventy percent of the outstanding shares of all Series AA Preferred Stock, voting as a single class, the Company will redeem any outstanding shares of Series AA Preferred Stock for cash provided that no such redemption shall occur prior to January 31, 2007 and not more than 50% of the aggregate number of shares of Series AA Preferred Stock outstanding immediately prior to the first redemption date may be redeemed prior to January 31, 2008.

The Series AA Preferred Stock shall be redeemed at an amount equal to $0.213654 per share, subject to adjustment based on future events, plus an amount equal to all dividends accrued but unpaid. At December 31, 2003 no dividends were declared by the Company.

5.	Stockholders’ Equity

Common Stock

In June 2000, the Company authorized 54,000,000 shares of Class A and Class B common stock, $0.01 par value. In conjunction with the sale of Series B Redeemable Convertible Preferred Stock, the Company authorized an additional 99,882,693 shares of Class A and Class B common stock; of which 17,418,975 and 17,484,794 shares were issued and outstanding at December 31, 2002 and 2001, respectively. The current equity structure consists of 799,246 Class A (voting) and 16,685,547 Class B (nonvoting) common stock. Dividends may be declared on the common stock. Both classes of common stock have equal rights and privileges as to dividends. In the event of liquidation or winding up of the Company and after the payment of all preferential amounts required to be paid to the holders of Preferred Stock, any remaining funds shall be distributed among the holders of the issued and outstanding preferred stock and common stock on an as-if-converted basis.

Included within the Class B common stock amounts noted above are 1,177,519 shares of restricted stock. The shares were issued at $0.33 per share and vest over a four year term. The Company recorded compensation expense, related to vesting of these restricted common shares, of $93,061 and $103,706 for the years ended December 31, 2003 and 2002, respectively.

On May 29, 2003, the Board of Directors approved the conversion of the Company’s Series A and Series B Common Stock into a single class of common stock on a one-for-one basis. In addition, the Board of Directors declared a ten-for-one reverse stock split for both common and preferred stock classes. Subsequent to the reverse stock split, the Company’s authorized shares totaled, 33,821,840; 13,821,840 designated as preferred stock and 20,000,000 designated as common stock.

Common Stock Warrants

In May of 2002, in connection with a capital lease arrangement, the Company issued a warrant to purchase 561,656 shares of Series B Preferred Stock at $0.21 per share. The

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

warrant was immediately vested and exercisable upon issuance and has a term of ten years. The Company estimated the fair value of the warrant using the Black-Scholes option pricing model, at the date of grant and the following assumptions: Risk free rate of 3.9%, no expected dividends and 100% volatility. Due to its financial condition, the Company does not expect to utilize the capital lease facility and has recognized the fair value of the warrant of $108,403 as interest expense for the year ended December 31, 2002.

In April 2001, in connection with an equipment and financing arrangement, the Company issued a warrant to purchase 136,800 shares of common stock at $0.71 per share. The fair value of the warrant of $82,000 will be recognized as interest expense over the life of the associated financing instrument. The warrant was immediately vested and exercisable upon issuance and has a term of the later of seven years or three years after the closing of an initial public offering of the Company’s common stock. The Company estimated the fair value of the warrant using the Black- Scholes option pricing model, at the date of grant and the following assumptions: Risk free rate of 4.4%, no expected dividends and 100% volatility.

Common Stock Options

During 2003 and 2002, the Company issued -0- and 6,943,826 options for shares of common stock at $0 and $0.22 per share to its employees.

In June 2000, the Company adopted the Realeum, Inc. 2000 Stock Incentive Plan (the 2000 Plan) to provide for the granting of stock awards, such as stock options, restricted common stock and stock appreciation rights to employees, directors and other individuals as determined by the Board of Directors. The Company has reserved 23,077,519 shares of common stock for issuance under the 2000 Plan.

Stock options granted under the 2000 Plan can be either incentive stock options (ISOs) as defined by the Internal Revenue Code, or nonqualified stock options. The Board of Directors determines who will receive options under the 2000 Plan and determines the vesting period, which is generally four years. Options may have a maximum term of 10 years. The exercise price of ISOs granted under the 2000 Plan must be at least equal to the fair market value of the common stock on the date of grant. The Board of Directors determines the exercise price of nonqualified options based upon fair market value at the date of grant.

The Company applies APB No. 25 in accounting for its stock option plan and, accordingly, recognizes compensation expense for the difference between the fair value of the underlying common stock and the grant price of the option at the date of grant.

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

A summary of all of the stock option activity is as follows:

	Options Available for Grant	Options Outstanding	Weighted Average Excercise Price
Balance at December 31, 2001	6,967,995	4,380,550	$0.64
Additional shares authorized	10,229,108	—	0.00
Options granted	(6,950,863)	6,950,863	0.22
Options exercised	—	(14,074)	0.67
Restricted stock cancelled	79,893	—	0.00
Options cancelled	1,788,732	(1,788,732)	0.37

Balance at December 31, 2002	12,114,865	9,528,607	0.39
Options exercised	—	(4,288)	—
Restricted stock cancelled	8,800	—	—
Options cancelled	701,450	(701,450)	—
Reverse stock split	(11,542,600)	(7,940,582)	—

Balance at December 31, 2003	1,282,515	882,287	$—

The options outstanding at December 31, 2003 range in price from $0.22 to $0.72 per share and have a weighted average remaining contractual life of 6.58 years. At December 31, 2003, 609,403 options were vested and 483,543 were exercisable at a weighted average price per share of $0.63.

In connection with certain stock option grants during the period ended December 31, 2000, the Company recorded unearned compensation for the deemed fair value of restricted stock grants totaling $519,248, which is being amortized over the four year vesting period of the grants. Amortization of unearned compensation totaled $90,152 and $103,706 for the years ended December 31, 2003 and 2002, respectively.

6.	Commitments and Contingencies

Operating Leases

The Company leases office space under a non-cancelable operating lease, expiring July 31, 2006. Total rent expense was approximately $660,000 and $461,000 for the years ending December 31, 2003 and 2002, respectively.

Future minimum payments under noncancelable operating leases with initial terms of one year are as follows:

Year ending December 31,
2004	$671,265
2005	682,674
2006	402,664

$1,756,603

Letter of Credit

The Company has issued an $200,000 letter of credit to its landlord, whereby the Company granted the landlord a security interest and limited powers of attorney over a certificate of deposit. The certificate serves as collateral supporting a lease for the Company’s headquarters. The letter of credit is callable if the Company defaults on its lease. The letter of credit may be reduced by amendment in increments of $100,000, on first and second anniversary dates of the lease agreement.

Purchase Commitments

On March 25, 2002, the Company entered into an agreement with a hosting service provider for procurement of dedicated web hosting services which are part of the Company’s collocation services offering. The agreement has a term of 36 months. Under the agreement, the Company is required to make specified minimum monthly payments. The aggregate amount of such required payments at December 31, 2003 is as follows:

Year ending December 31,
2004	$103,800
2005	25,950

$129,750

Total purchases under this contract during the years ended December 31, 2003 and 2002 totaled approximately $110,431 and $90,000, respectively.

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2003	2002
Net operating loss carryforwards	$9,867,932	$5,290,118
Stock compensation	148,520	113,451
Capitalized start up costs	2,847,581	3,652,106
Fixed assets	(1,534,758)	(457,489)
Other	240,395	96,686
Impairment loss	3,857,186	3,857,186

Total deferred tax assets	15,426,856	12,552,058
Valuation allowance	(15,426,856)	(12,552,058)

Net deferred tax asset	$—	$—

The Company has approximately $25,367,000 and $13,599,000 in net operating loss carryforwards as of December 31, 2003 and 2002, respectively for income tax purposes, which expire beginning principally in 2021. The timing and manner in which the operating loss carryforwards may be utilized in any year will be limited to the Company’s ability to generate future earnings and may be limited due to change in ownership rules. The Company has established a valuation allowance totaling $15,427,000 and $12,552,000 at December 31, 2003 and 2002, respectively for the full amount of the net deferred tax asset due to the uncertainty regarding its ability to realize the benefits of such asset. There was no current or deferred provision for income taxes for the years ended December 31, 2003 and 2002. The differences between the statutory federal income tax rates and the effective income tax rate is mainly due to the effects of the valuation allowance and state taxes.

8.	Related Party Transactions

In August 2001, the Company advanced $200,000 to an officer in exchange for an unsecured note receivable bearing simple interest at a rate of 6.0%. The maturity date of this note was December 31, 2002 and was subsequently extended for an additional 12 months by the Board of Directors in January of 2003.

During 2003 and 2002, the Company contracted for services in the amount of approximately $0 and $134,000, respectively, with a company upon which the Company’s Chief Executive Officer held a seat on the Board of Directors.

9.	Debt

Notes payable consist of amounts payable to an equipment financing company and a bank. All are collateralized by the underlying assets as follows:

	December 31,
	2003	2002
12.5% note, principal and interest payable monthly; matures May 2004	$112,110	$279,358
12.4% note, principal and interest payable monthly, matures October 2003	—	163,913
12.4% note, principal and interest payable monthly, matures May 2004	12,465	31,060
12.7% note, principal and interest payable monthly, matures June 2004	5,365	12,362
12.2% note, principal and interest payable monthly, matures August 2004	23,422	47,807
11.2%note, principal and interest payable monthly, matures November 2004	122,476	220,357
11.8% note, principal and interest payable monthly, matures January 2005	19,706	33,208
Bank prime, (4.25% at December 31, 2002) note, principal and interest payable monthly; matures October 2004	434,782	956,521

	730,326	1,744,586
Less: current portion of long-term debt	(730,326)	(1,014,260)

Long-term debt, non-current	$—	$730,326

10.	401(k) Plan

In January 2001, the Company established the Realeum, Inc. 401(k) Plan (the Plan). The Plan was established to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. The Plan covers all employees who have completed one month of service and has reached age 21. Employees may elect to contribute up to 15% of their total compensation, subject to Code limitations. The Company currently does not match employee contributions.

11.	Restructuring of Operation

On November 29, 2001, the Board of Directors agreed to a restructuring plan to designed to reduce operating expenses. In connection with the restructuring, the Company reduced its workforce by 19 employees and contractors. The total amount of the restructuring charge was approximately

Realeum, Inc.

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

$226,000 and is comprised of employee-related expenses for employee terminations. The entire charge consists of cash-related expenses.

As of December 31, 2001, the company had incurred approximately $58,000 related to the restructuring. The remaining reserve was approximately $168,000 related to severance payments and was paid in the first quarter of 2002.

12.	Impairment of Long-Lived Assets

As part of the Company’s review of its fourth quarter 2002 financial results, an impairment assessment of its long-lived assets was performed. The assessment was performed primarily due to the overall decline in industry growth rates and the Company’s lower than expected 2002 operating results and expected 2003 operating results. As a result, an impairment charge aggregating approximately $9,900,000 was recorded in 2002 to adjust capitalized software development costs and purchased software products to $0, which approximated their estimated fair value.

13.	Subsequent Events

On April 29, 2004, the Company was sold to First Advantage Corporation for a total purchase price of approximately $1.6 million. In connection with the acquisition, up to $12 million of additional purchase price is contingent upon the attainment of certain annual revenue amounts through December 31, 2007.

Realeum, Inc.

Consolidated Balance Sheets (Unaudited)

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$171,354	$1,115,084
Restricted cash	—	634,782
Accounts receivable, net	48,969	80,521
Prepaid expenses and other current assets	65,306	215,198

Total current assets	285,629	2,045,585
Property and equipment, net	662,710	874,420
Other assets	388,431	317,642

Total assets	$1,336,770	$3,237,647

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$189,169	$438,108
Deferred revenue	152,430	190,726
Current portion of long-term debt	125,000	730,326
Other liabilities	246,656	108,472

Total current liabilities	713,255	1,467,632
Deferred revenue	181,624	197,530

Total liabilities	894,879	1,665,162
Commitments and contingencies
Series AA redeemable convertible preferred stock, $0.01 par value 13,821,840 shares authorized; 13,211,604 shares issued and outstanding	34,669,476	34,669,476
Stockholders’ deficit:
Common stock, $0.01 par value; 20,000,000 shares authorized; 1,811,655 shares issued and outstanding	18,116	18,116
Additional paid in capital	5,495,217	5,495,217
Warrants	190,403	190,403
Accumulated deficit	(39,908,826)	(38,755,737)
Unearned compensation	(22,495)	(44,990)

Total stockholders’ deficit	(34,227,585)	(33,096,991)

Total liabilities and stockholders’ deficit	$1,336,770	$3,237,647

The accompanying notes are an integral part of these consolidated financial statements.

Realeum, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2004 and 2003 (Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Revenues
Subscription	$109,980	$125,000
Services	187,181	88,539

Total revenues	297,161	213,539
Cost of revenues
Subscription	196,602	216,343
Services	278,637	400,568

Total cost of revenues	475,239	616,911

Gross margin	(178,078)	(403,372)
Operating Expenses:
Research and development	580,765	553,130
Sales and marketing	125,905	313,999
General and administrative	258,970	362,844

Total operating expenses	965,640	1,229,973

Loss from operations	(1,143,718)	(1,633,345)

Interest (expense) income:
Interest expense	(14,054)	(47,794)
Interest income	4,683	18,732

Total interest (expense) income	(9,371)	(29,062)

Net loss	$(1,153,089)	$(1,662,407)

The accompanying notes are an integral part of these consolidated financial statements.

Realeum, Inc.

Consolidated Statements of Stockholders’ Deficit

For the Three Months Ended March 31, 2004 (Unaudited)

			Additional Paid-In Capital			Deferred Stock Compensation	Total Stockholders’ Deficit
	Common Stock				Accumulated Deficit
	Shares	Amount		Warrants
Balance at December 31, 2003	1,811,655	$18,116	$5,495,217	$190,403	$(38,755,737)	$(44,990)	$(33,096,991)
Amortization of unearned stock compensation	—	—	—	—	—	22,495	22,495
Net loss	—	—	—	—	(1,153,089)	—	(1,153,089)

Balance at March 31, 2004	1,811,655	$18,116	$5,495,217	$190,403	$(39,908,826)	$(22,495)	$(34,227,585)

The accompanying notes are an integral part of these consolidated financial statements.

Realeum, Inc.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2004 and 2003 (Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(1,153,089)	$(1,662,407)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	213,459	312,458
Compensation expense recorded for issuance of restricted stock, net of cancellations	22,495	25,575
Change in operating assets and liabilities:
Accounts receivable and other current assets	31,552	(64,695)
Prepaid expenses and Other assets	79,103	(15,841)
Accounts payable and accrued liabilities	(248,939)	(253,730)
Deferred revenue	(54,202)	(92,831)
Other liabilities	138,184	—

Net cash used in operating activities	(971,437)	(1,751,471)

Cash flows from investing activities:
Change in restricted cash balances	634,782	130,435
Purchases of property and equipment	(1,749)	(1,296)

Net cash provided by investing activities	633,033	129,139

Cash flows from financing activities:
Proceeds from issuance of common stock	—	149,527
Proceeds from issuance of preferred stock, net of related costs	—	5,562,105
Repayments of long-term debt	(605,326)	(256,353)

Net cash (used in) provided by financing activities	(605,326)	5,455,279

Increase (decrease) in cash and cash equivalents	(943,730)	3,832,947
Cash and cash equivalents at beginning of period	1,115,084	1,381,669

Cash and cash equivalents at end of period	$171,354	$5,214,616

Supplemental disclosures of cash flow information:
Cash paid for interest	$14,054	$47,794

Non-cash transactions:
Issue of Series AA preferred stock in satisfaction of Series A and B preferred stock	$—	$29,107,371

The accompanying notes are an integral part of these consolidated financial statements.

Realeum, Inc.

Notes to Consolidated Financial Statements

March 31, 2004 and 2003 (Unaudited)

1.	Organization and Nature of Business

Realeum, Inc. (the Company) was incorporated on June 21, 2000 under the laws and provisions of the state of Delaware.

Realeum, Inc., headquartered in McLean, Virginia, provides property management and asset optimization software and services to the multifamily real estate industry. The Company currently operates in one business segment.

The Company derives revenue principally from the license of its Realeum FoundationTM product and the delivery of associated implementation, collocation (ASP) and support services. The mix of products and services sold varies by customer.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair statement of the results for the interim period have been included.

For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2003 included in this Form 8-K/A.

Operating results for the three months ended March 31, 2004 and 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year.

2.	Significant Customer

For the three months ended March 31, 2004 and 2003, one customer, who is a related party, accounted for 100% of revenue and gross accounts receivable.

3.	Subsequent Events

On April 29, 2004, the Company was sold to First Advantage Corporation for a total purchase price of approximately $1.6 million. In connection with the acquigsition, up to $12 million of additional purchase price is contingent upon the attainment of certain annual revenue amounts through December 31, 2007.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by First Advantage of CoreFacts, LLC, Realeum, Inc. (Realeum) and certain assets and operations of CIC Enterprises, Inc. and Affiliated Companies (CIC) using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined financial statements.

The table that follows presents unaudited pro forma financial data for First Advantage, CoreFacts, CIC and Realeum for the three months ended March 31, 2004 and for the year ended December 31, 2003 as if the acquisitions had been completed on January 1, 2003 for income statement purposes and on March 31, 2004 for balance sheet purposes. The pro forma information is based upon the historical consolidated financial statements of First Advantage, CoreFacts and Realeum, the historical combined financial statements of CIC and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma combined financial information. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of First Advantage that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of First Advantage at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of income (loss) for synergistic benefits or cost savings that may be realized through the combination of the First Advantage, CoreFacts, CIC and Realeum or costs that may be incurred in integrating their operations. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of First Advantage which is included in its annual report on Form 10-K, which is incorporated by reference and the historical financial statements and related notes of CoreFacts, CIC and Realeum which are included in this Form 8-K/A.

First Advantage Corporation and Subsidiaries

Unaudited Pro forma Combined Balance sheet

March 31, 2004

	First Advantage Corporation Historical	Past Acquisitions (E)	CoreFacts, LLC Historical	CIC Enterprises, Inc. Historical	Realeum, Inc. Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$7,480,000	$—	$544,371	$2,445,807	$171,354	$(2,445,807	)(D)	$8,195,725
Restricted cash and reimbursements receivable	—	—	—	1,200,000	—	—		1,200,000
Investments	—	—	—	137,825	—	(137,825	)(D)	—
Accounts receivable	31,306,000	835,164	1,735,014	3,400,754	48,969	(181,916	)(D)	37,143,985
Income tax receivable	1,310,000	—	—	—	—			1,310,000
Due from affiliates	380,000	—	—	—	—			380,000
Prepaid expenses and other current assets	2,106,000	13,919	120,766	22,790	65,306	(22,790	)(D)	2,305,991

Total current assets	42,582,000	849,083	2,400,151	7,207,176	285,629	(2,788,338)		50,535,701
Property and equipment, net	19,376,000	452,828	137,026	845,119	662,710	300,000	(A)
						(119,719	)(D)	21,653,964
Goodwill	223,797,000	14,032,805	—	—	—	20,550,892	(A)	258,380,697
Intangible assets, net	22,254,000	3,474,817	—	—	—	6,100,000	(A)	31,828,817
Database development costs, net	7,321,000	—	—	—	—	100,000	(A)	7,421,000
Other assets	1,292,000	632	12,202	148,185	388,431	(49,780	)(D)	1,791,670

Total assets	$316,622,000	$18,810,165	$2,549,379	$8,200,480	$1,336,770	$24,093,055		$371,611,849

	First Advantage Corporation Historical	Past Acquisitions (E)	CoreFacts, LLC Historical	CIC Enterprises, Inc. Historical	Realeum, Inc. Historical	Pro Forma Adjustments		Pro Forma
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$6,120,000	$249,556	$129,479	$372,006	189,169	—		$7,060,210
Accrued compensation	9,055,000	—	16,075	292,647	98,182	—		9,461,904
Accrued liabilities	11,390,000	395,413	216,180	372,532	300,904	(369,571	)(D)	12,305,458
Client deposit	—	—	—	1,200,000	—	—		1,200,000
Current portion of long-term debt and capital leases	9,295,000	69,384	—	—	125,000	—		9,489,384

Total current liabilities	35,860,000	714,353	361,734	2,237,185	713,255	(369,571)		39,516,956
Long-term debt and capital leases, net of current portion	26,548,000	18,025,812	—	—	—	33,055,457	(B)	77,629,269
Deferred income taxes	1,582,000	—	—	—	—	—		1,582,000
Other liabilities	1,863,000	70,000	—	—	181,624	—		2,114,624

Total liabilities	65,853,000	18,810,165	361,734	2,237,185	894,879	32,685,886		120,842,849

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—	—	—	34,669,476	(34,669,476	)(C)	—
Warrants	—	—	—	—	190,403	(190,403	)(C)	—
Deferred stock compensation	—	—	—	—	(22,495)	22,495	(C)	—
Members’ equity	—	—	2,187,645	—	—	(2,187,645	)(C)	—
Class A common stock	5,000	—	—	4,000	181,165	(185,165	)(C)	5,000
Class B common stock	16,000	—	—	—	—	—		16,000
Additional paid in capital	242,895,000	—	—	12,710,393	5,332,168	(18,042,561	)(C)	242,895,000
Retained earnings	7,853,000	—	—	(6,751,098)	(39,908,826)	46,659,924	(C)	7,853,000

Total stockholders’ equity	250,769,000	—	2,187,645	5,963,295	441,891	(8,592,831)		250,769,000

Total liabilities and stockholders’ equity	$316,622,000	$18,810,165	$2,549,379	$8,200,480	$1,336,770	$24,093,055		$371,611,849

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Income (Loss)

For the Year Ended December 31, 2003

	First Advantage Corporation Historical	Past Acquisitions (E)	CoreFacts, LLC Historical	CIC Enterprises, Inc. Historical	Realeum, Inc. Historical	Pro Forma Adjustments		Pro Forma
Service revenue	$134,910,000	$26,923,345	$5,815,732	$18,623,187	$1,065,223	$(3,279,922	)(D)	$184,057,565
Reimbursed government fee revenue	31,585,000	—	—	—	—			31,585,000

Total revenue	166,495,000	26,923,345	5,815,732	18,623,187	1,065,223	(3,279,922)		215,642,565
Cost of service revenue	38,154,000	12,769,261	2,131,834	854,537	2,105,305	(75,943	)(D)	55,938,994
Government fees paid	31,585,000	—	—	—	—	—		31,585,000

Total cost of service	69,739,000	12,769,261	2,131,834	854,537	2,105,305	(75,943)		87,523,994

Gross margin	96,756,000	14,154,084	3,683,898	17,768,650	(1,040,082)	(3,203,979)		128,118,571
Salaries and benefits	51,178,000	6,427,471	480,850	11,863,886	3,506,840	(4,296,119	)(D)	69,160,928
Other operating expenses	30,449,000	7,039,970	783,083	4,052,410	425,221	(1,112,353	)(D)	41,637,331
Depreciation and amortization	8,428,000	1,643,177	44,595	366,177	1,198,797	(29,638	)(D)
						1,080,000	(F)	12,731,108
Impairment loss	1,739,000	—	—	—	—	—		1,739,000

Total operating expenses	91,794,000	15,110,618	1,308,528	16,282,473	5,130,858	(4,358,110)		125,268,367

Income (loss) from operations	4,962,000	(956,534)	2,375,370	1,486,177	(6,170,940)	1,154,131		2,850,204

Other (expense) income:
Interest expense	(154,000)	(914,858)	(368)	(563)	(122,755)	(1,045,641	)(G)	(2,238,185)
Interest income	41,000	85,403	1,289	19,181	60,484	—		207,357
Other income	—	—	—	15,498	2,247	—		17,745

Total other expense, net	(113,000)	(829,455)	921	34,116	(60,024)	(1,045,641)		(2,013,083)

Income (loss) before income taxes	4,849,000	(1,785,989)	2,376,291	1,520,293	(6,230,964)	108,490		837,121
Provision (benefit) for income taxes	2,046,000	(750,093)	—	—	—	(941,551	)(H)	354,356

Net income (loss)	$2,803,000	$(1,035,896)	$2,376,291	$1,520,293	$(6,230,964)	$1,050,041		$482,765

Basic and diluted earnings (loss) per share	$0.14							$0.03	(I)

Basic and diluted weighted average shares outstanding:
Basic	20,260,854							21,296,679	(I)

Diluted	20,397,587							21,433,412	(I)

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Income (Loss)

For the Three Months Ended March 31, 2004

	First Advantage Corporation Historical	Past Acquisitions (E)	CoreFacts, LLC Historical	CIC Enterprises, Inc. Historical	Realeum, Inc. Historical	Pro Forma Adjustments		Pro Forma
Service revenue	$45,959,000	$3,075,868	$1,643,237	$4,335,915	$297,161	$(654,537	)(D)	$54,656,644
Reimbursed government fee revenue	11,474,000	—	—	—	—			11,474,000

Total revenue	57,433,000	3,075,868	1,643,237	4,335,915	297,161	(654,537)		66,130,644
Cost of service revenue	13,981,000	1,333,243	601,051	134,293	475,239	(16,871	)(D)	16,507,955
Government fees paid	11,474,000	—	—	—	—	—		11,474,000

Total cost of service	25,455,000	1,333,243	601,051	134,293	475,239	(16,871)		27,981,955

Gross margin	31,978,000	1,742,625	1,042,186	4,201,622	(178,078)	(637,666)		38,148,689
Salaries and benefits	17,712,000	513,579	187,938	1,797,622	557,101	(92,100	)(D)	20,676,140
Other operating expenses	10,304,000	693,225	212,088	1,094,576	286,940	(296,264	)(D)	12,294,565
Depreciation and amortization	2,640,000	138,860	12,151	76,344	121,599	(4,940	)(D)
						270,000	(F)	3,254,014

Total operating expenses	30,656,000	1,345,664	412,177	2,968,542	965,640	(123,304)		36,224,719

Income (loss) from operations	1,322,000	396,961	630,009	1,233,080	(1,143,718)	(514,362)		1,923,970

Other (expense) income:
Interest expense	(231,000)	(161,682)	—	—	(14,054)	(251,020	)(G)	(657,756)
Interest income	11,000	25	1,316	1,710	4,683	—		18,734

Total other expense, net	(220,000)	(161,657)	1,316	1,710	(9,371)	(251,020)		(639,022)

Income (loss) before income taxes	1,102,000	235,304	631,325	1,234,790	(1,153,089)	(765,382)		1,284,948
Provision (benefit) for income taxes	463,000	98,826	—	—	—	(22,148	)(H)	539,678

Net income (loss)	$639,000	$136,478	$631,325	$1,234,790	$(1,153,089)	$(743,234)		$745,270

Basic and diluted earnings (loss) per share	$0.03							$0.04	(I)

Basic and diluted weighted average shares outstanding:
Basic	21,155,223							21,931,943	(I)

Diluted	21,346,133							22,122,853	(I)

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(A)	The estimated purchase price of CoreFacts, CIC and Realeum for purposes of preparing these unaudited pro forma financial statements is $33.1 million, as described in the respective purchase agreements. The allocation of the purchase price is based upon preliminary estimates of the assets and liabilities acquired in accordance with SFAS 141. A full determination of the purchase price allocation will be made within twelve months of the effective acquisition date upon receipt of a final valuation analysis of tangible and intangible assets. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.

In connection with the acquisition of CIC, up to $14 million of additional purchase price is contingent upon the renewal by the United States government of the Work Opportunity Tax Credit program or a similar program. The contingent consideration placed in escrow is comprised of an $11 million subordinated note and a $3 million convertible note (“escrowed assets”). The final amount of the escrowed assets may be reduced based upon the timing, similarity and retroactive application of a new program. If no renewal event, as defined in the acquisition agreement, has occurred prior to December 31, 2005, the entire amount of the escrowed assets will be forfeited by the seller and returned to the Company. The contingent consideration will be allocated between goodwill and identifiable intangible assets at the time the contingency is resolved.

In connection with the acquisition of Realeum, up to $12 million of additional purchase price is contingent upon the attainment of certain annual revenue amounts through December 31, 2007. The contingent consideration will be allocated to goodwill at the time the contingency is resolved.

The allocation of the purchase price is estimated as follows:

	CoreFacts	CIC	Realeum	Total
Goodwill	$11,612,355	$7,824,971	$1,113,566	20,550,892
Identifiable intangibles assets	1,700,000	4,400,000	—	6,100,000
Software	—	300,000	—	300,000
Database	—	100,000	—	100,000
Net assets acquired	2,187,645	3,375,029	441,891	6,004,565

	$15,500,000	$16,000,000	$1,555,457	$33,055,457

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(B)	Adjustment reflects the borrowing of funds for the acquisition of CIC, CoreFacts and Realeum as follows:

	CoreFacts	CIC	Realeum	Total
Cash paid to sellers	$5,166,667	$14,000,000	$—	$19,166,667
Notes issued to sellers	5,166,667	—	—	5,166,667
Convertible notes issued to sellers	5,166,666	2,000,000	1,555,457	8,722,123

Funds borrowed for acquisitions	$15,500,000	$16,000,000	$1,555,457	$33,055,457

The cash paid to sellers included in the purchase price above was funded with additional borrowings under the Line of Credit and Promissory Note with First American.

Certain of the convertible notes convert automatically into shares of the Company’s Class A common stock while others convert at the option of the Company or the holder. The conversion price per share is equal to the average of the closing price of the common stock for the ten consecutive trading days ending on the third trading day prior to the conversion date. Conversion may occur at such time as the Securities and Exchange Commission (“SEC”) declares effective a registration statement of the Company on Form S-3.

(C)	Adjustment reflects the elimination of the stockholders’ equity of CIC, CoreFacts and Realeum.

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(D)	Adjustment reflects the pro forma impact of the acquisition of CIC for assets, liabilities and related operations not acquired as part of the asset purchase agreement.

Assets and liabilities not acquired:

March 31, 2004
Assets
Current assets:
Cash and cash equivalents	$2,445,807
Investments	137,825
Accounts receivable	181,916
Prepaid expenses and other current assets	22,790

Total current assets	2,788,338
Property and equipment, net	119,719
Other assets	49,780

Total assets	$2,957,837

Liabilities
Current liabilities:
Accrued liabilities	$369,571

Total liabilities	369,571

Net assets not acquired	2,588,266
Net assets acquired	3,375,029

Net assets of CIC	$5,963,295

Operations not acquired:

	Year ended December 31, 2003	Three Months ended March 31, 2004
Service revenue	$3,279,922	$654,537
Cost of service revenue	$75,943	$16,871
Salaries and benefits	$4,296,119	$92,100
Other operating expenses	$1,112,353	$296,264
Depreciation and amortization	$29,638	$4,940

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(E)	Past acquisitions include six businesses acquired during the period from January to March 15, 2004 and one acquisition consummated in April 2004. These acquisitions are not significant individually or in the aggregate. The impact of these acquisitions is reflected on the unaudited pro forma combined statements of income (loss) for the year ended December 31, 2003 and the three months ended March 31, 2004 assuming the acquisitions occurred on January 1, 2003. The acquisition consummated in April, 2004 is reflected in the unaudited pro forma combined balance sheet as if it had occurred on March 31, 2004.

(F)	Adjustment reflects the effects of the acquisitions on amortization of the pro forma adjustment for other intangible assets, which consists of customer lists, non-compete agreements, software and database assets; amortized over their estimated useful lives ranging from 3-10 years as follows:

	Intangible Asset	Estimated Useful Life	Year ended December 31, 2003	Three Months ended March 31, 2004
CoreFacts
Non-compete agreements	$1,300,000	3	$433,333	$108,333
Customer relationships	400,000	6	66,667	16,667
CIC
Customer relationships	4,100,000	10	410,000	102,500
Non-compete agreements	300,000	3	100,000	25,000
Software assets	300,000	5	60,000	15,000
Database assets	100,000	10	10,000	2,500

	$6,500,000		$1,080,000	$270,000

(G)	Adjustment reflects the effects of notes issued in the acquisitions on interest expense as follows:

		Year ended December 31, 2003	Three Months ended March 31, 2004
CoreFacts
Notes issued, interest at approximately 4%	$10,333,333	$388,724	$86,790
CIC
Notes issued, interest at 5%	2,000,000	100,000	25,000
Realeum
Notes issued, interest at 5%	1,555,457	77,750	19,438
Borrowed funds, interest at 30-day LIBOR plus average margin of 1.41%	19,166,667	479,167	119,792

	$33,055,457	$1,045,641	$251,020

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(H)	Adjustment reflects the effect of the acquisitions on the provision for income taxes as if taxes were calculated on a separate return basis.

(I)	Basic and diluted earnings per share is calculated as net income (loss) divided by the weighted average shares outstanding for the period. Weighted average shares outstanding used in the calculation of pro forma earnings per share includes pro forma adjustments for 522,825 shares issued in connection with the insignificant acquisitions of seven businesses during 2004 and common stock equivalents associated with convertible notes of 513,000 shares as follows:

	Year ended December 31, 2003	Three Months ended March 31, 2004
Pro forma net income (loss)	$482,765	$745,270
Interest on convertible notes as if converted, net of tax	214,709	50,943

Pro forma net income (loss)	$697,474	$796,213

Basic:
Historical weighted average shares outstanding	20,260,854	21,155,223
Shares issued in connection with the insignificant acquisitions	522,825	263,720
Common stock equivalents associated with convertible notes	513,000	513,000

Pro forma weighted average shares outstanding	21,296,679	21,931,943

Diluted:
Historical weighted average shares outstanding	20,397,587	21,346,133
Shares issued in connection with the insignificant acquisitions	522,825	263,720
Common stock equivalents associated with convertible notes	513,000	513,000

Pro forma weighted average shares outstanding	21,433,412	22,122,853

Earnings per share:
Basic	$.03	$.04
Diluted	$.03	$.04

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and
Chief Financial Officer

Dated: July 2, 2004